EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT ACQUIRES 222 UNITS IN COLORADO FOR $44.2 MILLION
Acquisition Marks REIT’s Fifth Colorado Acquisition
IRVINE, Calif., Dec. 22, 2015 — Steadfast Apartment REIT announced the acquisition of PeakView by Horseshoe Lake, a 222-unit apartment community in Loveland—an attractive submarket within Colorado’s Fort Collins metro area—for $44.2 million. Steadfast Apartment REIT now has invested approximately $1.2 billion in 29 apartment communities in 11 states.
“We are very pleased to expand our presence in Northern Colorado in what we believe is a very strong multifamily submarket where year-over-year rents grew 14.1 percent during the second quarter of 2015,” said Ella Shaw Neyland, president of Steadfast Apartment REIT.
Constructed in 2002 on approximately 14 acres, PeakView by Horseshoe Lake is currently a 90 percent occupied garden-style community that offers one-, two- and three-bedroom apartment homes that average 961 square feet with average in-place rents of $1,338.
Residents enjoy apartment homes featuring kitchen islands, walk-in closets, fireplaces, central air and heat and a washer/dryer. Community amenities include a pool, hot tub, fitness center, business center/conference room, dog park, playground, clubhouse and a sand volleyball court.

Steadfast Apartment REIT will implement a modest value enhancement program at the property. All apartment interiors will be upgraded with stainless steel appliances, new kitchen and bath countertops, lighting, plumbing hardware and flooring. Select enhancements will be made to amenities and common areas, including upgrades to the clubhouse, fitness center and the dog park.
Strategically located near Highway 287, PeakView by Horseshoe Lake provides residents with easy access to both the Fort Collins and Denver central business districts. In addition, Colorado State University, which employs more than 6,500 people and has over 25,000 students, is less than 15 minutes from the property.
This is the fifth Colorado property for the REIT. It also owns PeakView at T-Bone Ranch in Greeley, Oasis in Colorado Springs, and Bella Terra at City Center and Hearthstone at City Center, both in Aurora. With the acquisition of PeakView by Horseshoe Lake, the REIT has acquired over 9,500 apartment homes in Alabama, Colorado, Georgia, Illinois, Indiana, Kentucky, Missouri, Oklahoma, South Carolina, Tennessee and Texas, for an aggregate purchase price of $1.2 billion.
About Steadfast Apartment REIT
    Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles. Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.